UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

MDwerks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56299	33-1095411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Walnut Street, Suite 20125 Green Cove Springs, FL	32043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 501-0019

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 31, 2023, MDwerks, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “APA”), dated as of May 31, 2023, by and between the Company and Automotive Transmission Engineering Corp (“ATE”). Pursuant to the terms of the APA, ATE agreed to sell to the Company, and the Company agreed to purchase from ATE certain assets as provided in the APA (the “Assets”), which Assets include certain equipment such as an air compressor, tooling, welders, trailers, haulers, etc. (the “Asset Purchase”). In exchange for receipt of the Assets, the Company agreed to pay ATE $88,000. The Asset Purchase closed on May 31, 2023.

The APA contains customary representations, warranties and covenants made by each of the Company and ATE.

The foregoing description of the APA is qualified in its entirety by reference to the full text of the APA, a copy of which is filed as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of May 31, 2023, by and between the registrant and Automotive Transmission Engineering Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDwerks, Inc.

Date: June 6, 2023	By:	/s/ Steven C. Laker
	Name:	Steven C. Laker
	Title:	Chief Executive Officer

3